EXHIBIT 23.2






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                        INDEPENDENT AUDITORS' CONSENT



Securities and Exchange Commission
Washington, DC



We consent to the use in this Registration Statement of Bella Trading Company, Inc. on Form SB-2, of our report dated November 24, 2004, appearing in the Prospectus.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Cordovano and Honeck, P.C.

Cordovano and Honeck, P.C.
Denver, Colorado
December 6, 2004